SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                     Under the Securities Act of 1933

                      Commission File Number: 0-3585

                   EVEREST & JENNINGS INTERNATIONAL LTD.
          (Exact name of registrant as specified in its charter)

             DELAWARE                                95-2536185
 (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                Identification No.)

          1100 CORPORATE SQUARE DRIVE, ST. LOUIS, MISSOURI  63132
           (Address of principal executive offices)   (zip code)

                    MEDICAL COMPOSITE TECHNOLOGY, INC.
                          1989 STOCK OPTION PLAN
                         (Full title of the plan)

                               BEVIL J. HOGG
                   President and Chief Executive Officer
                   EVEREST & JENNINGS INTERNATIONAL LTD.
          1100 CORPORATE SQUARE DRIVE, ST. LOUIS, MISSOURI  63132
                  (Name and address of agent for service)
                              (314) 995-7000
       (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

                                                  Proposed
      Title of                                    Maximum
     Securities          Amount      Offering    Aggregate     Amount of
       to be             to be        Price       Offering    Registration
     Registered      Registered(1) per Share(2)   Price(2)        Fee
     ----------      ------------- ------------  ---------    ------------

Options to Purchase
    Common Stock        408,054        N/A          N/A           N/A

   Common Stock,
   $.01 par value       408,054       $0.20      $81,610.80     $100.00

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Medical Composite Technology, Inc. 1989 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                  1 of 30

                                  PART I

             Information Required in Section 10(a) Prospectus


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

          *   Information  required by Part I to be contained  in  the
          Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act") and the Note to
          Part I of Form S-8.





                                  PART II

            Information Required in the Registration Statement


Item 3.  Incorporation of Certain Documents by Reference

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

     (1) Registrant's Annual Report on Form 10-K (File No. 0-3585) for the fiscal year ended December 31, 1993, which contains, among other things, the financial statements of the Registrant and certain supplementary data for the fiscal year ended December 31, 1993, together with the report thereon of Price Waterhouse LLP, independent accountants.

     (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

     (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (File No. 0-3585) filed on November 5, 1993, which in turn cross references to Registrant's Proxy Statement dated February 13, 1992.

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

      The Registrant's Certificate of Incorporation and Bylaws permit the Registrant to indemnify officers and directors of the Registrant to the full extent permitted under the Delaware General Corporation Law and applicable law. Section 145 of the Delaware General Corporation Law makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the 1933 Act.


Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits

Exhibit Number   Exhibit
- --------------   -------

       5         Opinion of Brobeck, Phleger & Harrison
      23.1       Consent of Independent Accountants, Price Waterhouse LLP
                   23.2 Consent of Brobeck, Phleger & Harrison is contained
                 in Exhibit 5
                   24    Power of Attorney (Reference is made to page 5  of
                 this Registration Statement)
                  99.1 Medical Composite Technology, Inc. 1989 Stock Option
                 Plan
                   99.2  Form of Incentive Stock Option Agreement  used  in
                 connection  with  the Medical Composite  Technology,  Inc.
                 1989 Stock Option Plan


Item 9.  Undertakings.

           A. The undersigned Registrant undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Medical Composite Technology, Inc. 1989 Stock Option Plan.

           B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions identified in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
     Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 6th day of December, 1994.

                                   EVEREST & JENNINGS INTERNATIONAL LTD.

                                   BY:  (BEVIL J. HOGG)
                                        President & Chief Executive Officer




                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

      That the undersigned officers and directors of Everest & Jennings International Ltd., a Delaware corporation, do hereby constitute and appoint Bevil J. Hogg and Timothy W. Evans, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                 Date

(BEVIL J. HOGG)            President, Chief Executive
                           Officer and Director
                           (Principal Executive Officer)

(TIMOTHY W. EVANS)         Vice President, Chief Financial
                           Officer and Secretary (Principal
                           Financial and Accounting Officer)

(DIANNE J. JENNINGS)       Director

(ROBERT C. SHERBURNE)      Director

(CHARLES D. YIE)           Director

                               EXHIBIT INDEX


Exhibit Number   Exhibit                                             Page
- --------------   -------                                             ----

                  5              Opinion of Brobeck, Phleger & Harrison 8

                  23.1       Consent of Independent Accountants, Price
                                                         Waterhouse LLP 9

                  23.2       Consent of Brobeck, Phleger & Harrison is
                                                 contained in Exhibit 5 10

                  24           Power of Attorney (Reference is made to
                                 page 5 of this Registration Statement) 11

                  99.1   Medical Composite Technology, Inc. 1989 Stock
                                                            Option Plan 12

                  99.2        Form of Incentive Stock Option Agreement
                         used in connection with the Medical Composite

                                Technology, Inc. 1989 Stock Option Plan 26